Exhibit 99.1

Preserving our Nasdaq Listing

By Axel Martinez, Chief Financial Officer

Thursday, March 16, 2023

Caption: View from LV0009 upper stage in orbit, March 15, 2022

I wanted to provide an update on Astra’s listing status with Nasdaq.

Background

On October 6, 2022, Astra received a letter from Nasdaq stating that Astra was no longer in compliance with the Nasdaq Listing Rules as the closing bid price of Astra shares was below $1.00 for 30 consecutive business days. As per Nasdaq guidelines, Astra was provided an initial 180-day period (the “Initial Compliance Period”) through April 4, 2023 to regain compliance and could be eligible for additional time to meet the minimum bid price requirement. As the initial deadline approaches, I’d like to provide clarification on the timeline, process, and measures that are available to Astra to regain compliance with the Nasdaq Listing Rules and maintain the listing of its Class A common stock on Nasdaq.

Application for Extension and Plan for Compliance

On March 13, 2023, Astra submitted an application to Nasdaq for an additional 180-day period (through October 1, 2023, the “Extended Compliance Period”) to comply with the minimum bid price requirement. Based on our discussions with representatives of Nasdaq, we expect to hear back from Nasdaq regarding the status of our application on or around April 5, 2023, and we are not aware of any reason why our application would not be approved.

If at any time during the Extended Compliance Period the closing bid price of Astra’s shares is at least $1.00 for a minimum of ten consecutive business days, either due to the performance of our stock or as a result of the company effectuating a reverse stock split, we expect that Nasdaq will confirm our compliance, which would resolve this matter.

Astra continues to actively monitor our listing status and intends to preserve our Nasdaq listing.

Our Continued Commitment to Customers and Stockholders

We understand the road ahead of us to deliver on our commitments to our stockholders and our customers. After delivering over 20 satellites across two successful commercial orbital launches, and being humbled by two commercial launch failures, we have never been more focused or determined to deliver a reliable launch system for our customers. Additionally, after securing contracts for over 200 Astra Spacecraft Engines™, we believe we are well-positioned to support our mission of Improving Life on Earth from Space®.

We greatly appreciate your continued support.

Axel

Forward Looking Statements

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from Astra’s expectations or projections, including the following factors, among others: (i) the failure to meet projected development, delivery and launch targets, including as a result of the decisions of governmental authorities or other third parties not within our control; (ii) changes in applicable laws or regulations; (iii) the ability of Astra to meet its financial and strategic goals, due to, among other things, competition and the dedication of our launch resources to the development of Launch System 2 and its ability to continue operating as a going concern; (iv) the ability of Astra to pursue a growth strategy and manage growth profitability without additional funding; (v) the possibility that Astra may be adversely affected by other economic, business, and/or competitive factors; (vi) the ability to manage its cash outflows related to its business operations, (vii) the ability of Astra to develop its space services offering as part of its long-term business and growth strategy and (viii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission by Astra.